SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
November 18, 2003

Agere Systems Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-16397	22-3746606
(Commission File Number)	(IRS Employer Identification No.)

1110 American Parkway NE Allentown, Pennsylvania	18109 (Zip Code)
(Address of principal executive offices)

(610) 712-1000
(Registrant’s Telephone Number)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

Exhibit No.	Description

99.1	Information about non-GAAP financial measures.

99.2	Slides to be presented at the Lehman Brothers 2003 Semiconductor and Computer Systems Conference on November 18, 2003.

Item 12. Results of Operations and Financial Condition.

     On November 18, 2003, Agere Systems will present the slides attached hereto as Exhibit 99.2 at the Lehman Brothers 2003 Semiconductor and Computer Systems Conference. Attached as Exhibit 99.1 is information about non-GAAP financial measures contained in those slides.

     The presentation contains information about our financial performance, excluding gain or loss from the sale of, and income or loss from, discontinued operations; net restructuring and other charges; amortization of goodwill and other acquired intangibles; net gain or loss from the sale of operating assets and cumulative effect of an accounting change. While not a substitute for information prepared in accordance with generally accepted accounting principles in the U.S., we believe that this information will help investors to more easily understand our operating financial performance, especially in light of the significant restructuring activities we have undertaken recently. In addition, in past public disclosures, we have presented financial information excluding amortization of goodwill and other acquired intangibles and net gain or loss from the sale of operating assets when these amounts were unusually large and continued to do so to facilitate the comparison of financial information for different fiscal periods. These amounts are excluded from the information shown in the presentation to maintain consistency with prior public disclosures.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGERE SYSTEMS INC.

Date: November 18, 2003	By:	/s/ John T. Dickson
	Name:	John T. Dickson
	Title:	President and Chief
Executive Officer